Rand Logistics, Inc.

RAND LOGISTICS REPORTS FISCAL YEAR 2012 FINANCIAL RESULTS

Operating Income Plus Depreciation and Amortization Increased by 69.4% Year-Over-Year

New York, NY – June 7, 2012 - Rand Logistics, Inc. (Nasdaq: RLOG) (“Rand”) today announced financial and operational results for the fiscal year ended March 31, 2012.

Fiscal Year Ended March 31, 2012 Financial Highlights
Versus Fiscal Year Ended March 31, 2011

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Marine freight revenue (excluding fuel and other surcharges, and outside charter revenue) was $107.6 million, an increase of 19.0% from $90.4 million. This increase was attributable to 383 additional Sailing Days and contractual price increases, and was somewhat offset by inefficiencies experienced earlier in the year in matching fleet configuration with customer requirements, delays in completing required winter work that resulted in several vessels sailing later than their scheduled departure dates, and one of our vessels being out of service for 61 days due to its repowering.

•	Marine freight revenue per Sailing Day increased by $1,830, or 6.8%, to $28,922 per Sailing Day compared to $27,092 per Sailing Day.
•
Vessel operating expenses per Sailing Day increased by $3,021, or 13.1%, to $26,142 per Sailing Day from $23,121 per Sailing Day. This increase was primarily attributable to higher fuel costs and the stronger Canadian dollar.

•	Operating income increased by $8.4 million, or 125.4%, to $15.2 million compared to $6.8 million.
•
Operating income plus depreciation and amortization increased by 69.4% or $12.8 million, to $31.2 million from $18.4 million, despite $0.9 million of losses incurred on the three recently acquired vessels and the costs incurred to prepare a vessel on long-term lay-up for future retirement.

Management Comments

Scott Bravener, President of Lower Lakes, stated, “Fiscal year 2012 was transformational for our Company, with the acquisition of five vessels in calendar 2011 and the completion of the repowering of our last remaining steam powered vessel to diesel. We are pleased that we were able to increase operating income plus depreciation and amortization by 69.4% year-over-year. We believe that this increase illustrates our continued ability to improve the operating efficiency of our fleet and to capture the operating leverage inherent in our business.”

Outlook

Laurence S. Levy, Chairman and CEO of Rand, commented, “We are satisfied with our fiscal year 2012 accomplishments and continue to be excited by the prospects for further stockholder value creation in the near term. We have again demonstrated our ability to effectively integrate acquired assets into our business, achieve the projections on which our capital investments were predicated, and grow our core business at an attractive rate. We also succeeded in securing important new business, achieved meaningful improvements in certain of our key performance metrics, and completed a number of capital projects which improved the operating efficiency of our fleet and extended the average life of our vessels.”

“Our outlook for fiscal year 2013 remains consistent with our previous guidance, given our current order book and our first quarter results to date. Based on contracts in hand, our expanded fleet is fully-booked for the 2012 sailing season. We believe that we are well positioned to accelerate stockholder value creation given our non-duplicatable asset portfolio, the long-term nature of our customer contracts, attractive market supply/demand dynamics, and our favorable cost structure. Given the current size and scale of our business and our capital expenditure expectations in fiscal 2014 and beyond, we believe that we are at a unique inflection point, which, by virtue of the inherent operating leverage in our business, is likely to result in our return on equity growing at a higher rate than our profits over the next several years.”

Rand Logistics, Inc.
Summary Statements of Operations
(U.S. Dollars 000's except for Shares and Per Share data)

	Year ended	Year ended
	March 31, 2012	March 31, 2011
Revenue
Freight and related revenue	$107,618	$90,433
Fuel and other surcharges	38,886	20,471
Outside voyage charter revenue	1,321	7,074
	147,825	117,978
Expenses
Outside voyage charter fees	1,312	7,052
Vessel operating expenses	97,274	77,177
Repairs and maintenance	7,179	5,456
General and administrative	11,024	9,892
Depreciation and amortization of drydock costs and intangibles	15,948	11,655
Gain on foreign exchange	(159)	(18)
	132,578	111,214
Operating Income	15,247	6,764

Net income (loss) applicable to common stockholders	$5,317	$(2,245)
Net income (loss) per share – basic and diluted	$0.33	$(0.16)

Management will host a conference call to discuss the results at 8:30 a.m. ET on Friday, June 8, 2012. Interested parties may participate in the conference call by dialing 877-218-9317 (706-758-6006 for international callers), Conference ID# 85727208. Please dial in 10 minutes before the call is scheduled to begin.

A telephonic replay of the conference call may be accessed approximately two hours after the completion of the call through August 8, 2012. Dial 855-859-2056 (404-537-3406 for international callers), Conference ID# 85727208, to access the phone replay.

The conference call will be webcast simultaneously on the Rand Logistics, Inc. website at www.randlogisticsinc.com/presentations.html.  The webcast replay will be archived for 12 months.

Forward-Looking Statements
This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.  Important factors that contribute to such risks include, but are not limited to, the effect of the economic downturn in our markets; the weather conditions on the Great Lakes; and our ability to maintain and replace our vessels as they age.

For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on June 8, 2012.

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of four conventional bulk carriers and twelve self-unloading bulk carriers including four tug/barge units. The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company's vessels operate under the U.S. Jones Act -- which reserves domestic waterborne commerce to vessels that are U.S. owned, built and crewed, -- and the Canada Coasting Trade Act -- which reserves domestic waterborne commerce to Canadian registered and crewed vessels that operate between Canadian ports.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Rand Logistics, Inc.		Lesley Snyder
Laurence S. Levy, Chairman & CEO		(212) 863-9413
Edward Levy, President		LSnyder@randlogisticsinc.com
(212) 644-3450

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Rand Logistics, Inc.
Consolidated Statements of Operations
(U.S. Dollars 000's except for Shares and Per Share data)

	Year ended	Year ended
	March 31, 2012	March 31, 2011
REVENUE
Freight and related revenue	$107,618	$90,433
Fuel and other surcharges	38,886	20,471
Outside voyage charter revenue	1,321	7,074
TOTAL REVENUE	147,825	117,978

EXPENSES
Outside voyage charter fees	1,312	7,052
Vessel operating expenses	97,274	77,177
Repairs and maintenance	7,179	5,456
General and administrative	11,024	9,892
Depreciation	11,581	7,684
Amortization of drydock costs	3,048	2,779
Amortization of intangibles	1,319	1,192
Gain on foreign exchange	(159)	(18)
	132,578	111,214
OPERATING INCOME	15,247	6,764

OTHER (INCOME) AND EXPENSES
Interest expense	9,327	5,737
Interest income	(6)	(43)
Loss from a loss contingency on guaranty	-	1,280
Gain on interest rate swap contracts	(771)	(465)
	8,550	6,509

INCOME BEFORE INCOME TAXES	6,697	255
PROVISION (RECOVERY) FOR INCOME TAXES
Current	208	(14)
Deferred	(1,634)	154
	(1,426)	140
NET INCOME BEFORE PREFERRED STOCK DIVIDENDS	8,123	115
PREFERRED STOCK DIVIDENDS	2,806	2,360
NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS	$5,317	$(2,245)

Net income (loss) per share basic and diluted	$0.33	$(0.16)
Weighted average shares basic and diluted	16,336,930	13,632,961

Rand Logistics, Inc.
Consolidated Balance Sheets
 (U.S. Dollars 000's except for Shares and Per Share data)

	March 31,	March 31,
	2012	2011
ASSETS
CURRENT
Cash and cash equivalents	$5,563	$4,508
Accounts receivable	5,343	6,991
Prepaid expenses and other current assets	6,510	4,474
Income taxes receivable	-	49
Deferred income taxes	284	161
Total current assets	17,700	16,183

PROPERTY AND EQUIPMENT, NET	200,862	166,692
LOAN TO EMPLOYEE	250	250
OTHER ASSETS	1,528	363
DEFERRED INCOME TAXES	1,318	-
DEFERRED DRYDOCK COSTS, NET	9,879	6,523
INTANGIBLE ASSETS, NET	16,101	15,306
GOODWILL	10,193	10,193

Total assets	$257,831	$215,510
LIABILITIES
CURRENT
Bank indebtedness	$-	$-
Accounts payable	19,301	12,386
Accrued liabilities	18,175	22,218
Interest rate swap contracts	1,088	1,895
Income taxes payable	76	-
Deferred income taxes	418	603
Subordinated note	-	1,482
Current portion of deferred payment liability	431	382
Current portion of long-term debt	9,686	7,178
Total current liabilities	49,175	46,144
LONG-TERM PORTION OF DEFERRED PAYMENT LIABILITY	2,063	2,507
LONG-TERM DEBT	123,915	104,993
OTHER LIABILITIES	242	238
DEFERRED INCOME TAXES	3,091	3,299

Total liabilities	178,486	157,181
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value,	14,900	14,900
Authorized 1,000,000 shares, Issued and outstanding 300,000 shares
Common stock, $.0001 par value,	1	1
Authorized 50,000,000 shares, Issuable and outstanding 17,676,278 shares
Additional paid-in capital	87,853	71,503
Accumulated deficit	(25,349)	(30,666)
Accumulated other comprehensive income	1,940	2,591

Total stockholders’ equity	79,345	58,329

Total liabilities and stockholders’ equity	$257,831	$215,510

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